EXHIBIT 23.5

Consent Of Independent Chartered Accountants

We consent to the use in this Post-Effective Amendment No. 8 to the Registration Statement of Behringer Harvard REIT I, Inc. on Form S-11 (No. 333-133116) of our report dated November 23, 2007, relating to the financial statements of IPC US Real Estate Investment Trust for the years ended December 31, 2006, 2005 and 2004, appearing in this Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

 /s/ Deloitte & Touche LLP

Independent Chartered Accountants
Licensed Public Accountants
Toronto, Canada
April 24, 2008